Exhibit 4.37

Date     25    April 2016

(1) THE GOVERNOR AND COMPANY OF THE BANK OF IRELAND

as Security Trustee

in favour of

(2) PARAGON SHIPPING INC.

as Borrower

-and-

(3) FAIRPLAY MARITIME LTD.

as Owner

-and-

(4) ALLSEAS MARINE S.A.

as Approved Manager

DEED OF RELEASE AND REASSIGNMENT

m.v. “KIND SEAS”

CONSTANT & CONSTANT

149 Karaiskou Street

185 38 Piraeus

Greece

INDEX

Clause		Page

1	INTERPRETATION	2

2	release of security interests	2

3	reassignment of assigned property	3

4	Further documents	3

5	Supplemental	3

6	law and jurisdiction	3

EXECUTION PAGE		4

SCHEDULE 1 PART A notice of reassignment (MASTER AGREEMENT)		5

PART B notice of reassignment of insurances (BORROWER)		6

PART C notice of reassignment of EARNINGS		7

PART D notice of reassignment of insurances (Approved MANAGER)		8

THIS DEED is made on        April 2016

BY

(1)	THE GOVERNOR AND COMPANY OF THE BANK OF IRELAND, acting through its Head Office at 40 Mespil Road, Dublin 4, Ireland (the “Security Trustee”);

IN FAVOUR OF:

(2)	PARAGON SHIPPING INC., a corporation formed and existing under the laws of the Republic of The Marshall Islands, whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro MH 96960, Marshall Islands (the “Borrower”);

(3)	FAIRPLAY MARITIME LTD., a corporation formed and existing under the laws of the Republic of The Marshall Islands whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro MH 96960, Marshall Islands (the “Owner”); and

(4)	ALLSEAS MARINE S.A., a corporation formed and existing under the laws of the Republic of Liberia whose registered office is at 80 Broad Street, Monrovia, Liberia (the “Approved Manager”).

BACKGROUND

(A)	By a loan agreement dated 30 March 2009 as amended by a first supplemental agreement dated 23 March 2010, three side letters dated 23 December 2011, 27 September 2012 and 25 July 2014 respectively, a second supplemental agreement dated 28 November 2012, a third supplemental agreement dated 30 September 2014, a fourth supplemental agreement dated 28 May 2015 and a fifth supplemental agreement dated 7 January 2016 (together, the “Loan Agreement”) made between (i) the Borrower, (ii) the banks and financial institutions listed in Schedule 1 thereof as Lenders, (iii) the banks and financial institutions listed in Schedule 2 thereof as Swap Banks and (iv) the Governor and Company of the Bank of Ireland as Arranger, Agent and Security Trustee, the Lenders made available to the Borrower a term loan facility of up to Thirty million United States Dollars (US$30,000,000), for the purposes and on the terms set out therein.

(B)	By a master agreement (on the 1992 ISDA (Multicurrency-Crossborder) form) together with the Schedule thereto each dated 6 June 2008 as amended by a supplemental agreement dated 31 March 2009 (together, the “Master Agreement”) and made between (i) the Borrower and (ii) the Swap Bank, the Borrower may enter into Designated Transactions pursuant to Confirmations (as each such capitalised term is defined in the Master Agreement) exchanged under such master agreement to hedge the Borrower’s exposure to interest rate fluctuations.

(C)	By a guarantee dated 31 March 2009 (the “Guarantee”) and made between (i) the Owner as corporate guarantor and (ii) the Security Trustee, the Owner guaranteed the Borrower’s liabilities under the Loan Agreement and the Finance Documents (as defined in the Loan Agreement).

(D)	By an agency and trust deed dated 30 March 2009 (the “Agency and Trust Deed”) and entered into pursuant to the Loan Agreement, it was (inter alia) agreed that the Security Trustee would hold the Trust Property on trust for the Creditor Parties.

(E)	This Deed sets out the terms and conditions on which the Security Trustee agrees, at the request of the Borrower, the Owner and the Approved Manager, to the release of the Security Interests created by the Released Finance Documents and to reassign any property assigned to the Security Trustee pursuant thereto.

IT IS AGREED as follows:

1	INTERPRETATION

1.1	Defined expressions. Words and expressions defined in the Loan Agreement shall have the same meanings when used in this Deed unless the context otherwise requires.

1.2	Definitions. In this Deed, unless the contrary intention appears:

“Released Finance Documents” means:-

(a)	the Guarantee;

(b)	the Agency and Trust Deed;

(c)	an assignment of the Borrower’s rights under the Master Agreement dated 31 March 2009 (the “Master Agreement Assignment”) and entered into by the Borrower as assignor in favour of the Swap Bank as assignee;

(d)	a general assignment of the Earnings, Insurances and any Requisition Compensation in relation to the Ship dated 31 March 2009 (the “General Assignment”) and executed by the Owner, as owner of the Ship and assignor, in favour of the Security Trustee as assignee;

(e)	a charge over the Operating Account of the Ship dated 31 March 2009 (the “Account Security Deed”) and entered into by the Owner and the Security Trustee as bank;

(f)	a letter of undertaking dated 31 March 2009 (the “Approved Manager’s Undertaking”) and granted by the Approved Manager, as commercial and technical manager of the Ship, in favour of the Security Trustee, inter alia, subordinating the rights of the Approved Manager against the Ship and the Owner, as owner of the Ship, to the rights of the Creditor Parties under the Finance Documents;

“Ship” means the vessel “KIND SEAS” documented in the name of the Owner under the laws and flag of The Marshall Islands under Official Number 2172 and includes any share or interest in that vessel and its engines, machinery, boats, tackle, outfit, spare gear, fuel, consumable or other stores, belongings and appurtenances whether on board or ashore and whether now owned or hereafter acquired.

1.3	Application of construction and interpretation provisions of Loan Agreement. Clauses 1.2 and 1.5 of the Loan Agreement apply, with any necessary modifications, to this Deed.

2	release of security interests

2.1	Release. The Security Trustee hereby unconditionally and irrevocably releases and discharges all Security Interests created in its favour by the Borrower, the Owner and the Approved Manager under the Loan Agreement and the Released Finance Documents and irrevocably releases and discharges all claims and demands it may have against the Borrower, the Owner and the Approved Manager under the Loan Agreement and the Released Finance Documents.

2.2	Release of obligations. The Security Trustee hereby unconditionally and irrevocably releases the Borrower, the Owner and the Approved Manager from all their respective obligations and liabilities under the Loan Agreement and the Released Finance Documents which documents shall cease to have effect.

2

3	reassignment of assigned property

3.1	Reassignment. The Security Trustee, without any warranty, representation, covenant or other recourse, reassigns:

(a)	to the Borrower, all rights and interests of every kind which the Security Trustee has to in or in connection with the Master Agreement Assignment; and

(b)	to the Owner, all rights and interests of every kind which the Security Trustee has to, in or in connection with the Earnings and Insurances pursuant to the General Assignment;

(c)	to the Approved Manager, all rights and interests of every kind which the Security Trustee has to, in or in connection with the Insurances pursuant to the Approved Manager’s Undertaking.

4	Further documents

4.1	Delivery of further documents. The Security Trustee shall promptly after execution and delivery of this Deed:

(a)	deliver to the Borrower executed notices of reassignment of any rights and interests relating to the Master Agreement Assignment, in the form set out in Schedule 1, Part A;

(b)	deliver to the Owner executed notices of reassignment of Insurances and Earnings relating to the Ship, in the forms set out in Schedule 1, Parts B and C; and

(c)	deliver to the Approved Manager executed notices of reassignment of Insurances relating to the Ship, in the form set out in Schedule 1, Part D.

4.2	Cancellation of PIK Note. The Borrower and the Security Trustee acknowledge that the PIK Note Certificate No.1 dated 8 January 2016 and executed by the Borrower in favour of the Security Trustee, has been unconditionally and irrevocably cancelled by a notice of cancellation dated 11 April 2016 and issued by the Security Trustee to the Borrower.

5	Supplemental

5.1	Counterparts. This Deed may be executed in any number of counterparts.

5.2	Third party rights. A person who is not a party to this Deed, or who is not expressed to be a beneficiary of the terms of this Deed, has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Deed.

6	law and jurisdiction

6.1	Governing law. This Deed (and any non-contractual obligations connected with it) shall be governed by and construed in accordance with English law.

6.2	Incorporation of Loan Agreement provisions. The provisions of clause 30 (law and jurisdiction) of the Loan Agreement shall apply to this Deed as if they were expressly incorporated in this Agreement with any necessary modifications.

THIS DEED has been executed by or on behalf of the parties and has, on the date stated at the beginning of this Deed, been delivered as a Deed.

3

EXECUTION PAGE

SECURITY TRUSTEE

Executed as a deed by	)
THE GOVERNOR AND COMPANY	)
OF THE BANK OF IRELAND	)
acting by	)
expressly authorised in	)
accordance with the laws of Ireland	)
by virtue of a power of attorney	)
granted on 2016)

We hereby agree to the terms of the above Deed.

For and on behalf of
PARAGON SHIPPING INC.
as Borrower

For and on behalf of
FAIRPLAY MARITIME LTD.
as Owner

For and on behalf of
ALLSEAS MARINE S.A.
as Approved Manager

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SCHEDULE 1

PART A

notice of reassignment (MASTER AGREEMENT)

re m.v. “KIND SEAS” (the “Ship”)

We, THE GOVERNOR AND COMPANY OF THE BANK OF IRELAND, the assignee of all rights and interest of every kind of Paragon Shipping Inc. of the Republic of The Marshall Islands (the “Assignor”) to, in or in connection with a master agreement (on the 1992 ISDA (Multicurrency-Crossborder) form and including the Schedule thereto) each dated 6 June 2008 as amended by a supplemental agreement dated 31 March 2009 and made between (i) the Assignor as assignor and (ii) ourselves as swap bank pursuant to a master agreement assignment dated 31 March 2009 (the “Master Agreement Assignment”) and made between (i) the Assignor and (ii) ourselves as swap bank, GIVE NOTICE that we have reassigned to the Assignor all of our rights and interest of every kind to, in or in connection with the Master Agreement Assignment and, with effect from the date of this Notice, we have no further interest in or claim over the such rights and interest.

for and on behalf of

THE GOVERNOR AND COMPANY

OF THE BANK OF IRELAND

Dated:                             2016

5

PART B

notice of reassignment of insurances (BORROWER)

re m.v. “KIND SEAS” (the “Ship”)

We, THE GOVERNOR AND COMPANY OF THE BANK OF IRELAND, the assignee of all rights and interest of every kind of Fairplay Maritime Ltd. of the Republic of The Marshall Islands (the “Assignor”) to, in or in connection with all policies and contracts of insurance, including entries of the Ship in any protection and indemnity or war risks association (the “Insurances”) in respect of the Ship pursuant to a first priority assignment dated 31 March 2009 and made between (i) the Assignor as assignor and (ii) ourselves as assignee (the “Assignment”) GIVE NOTICE that we have reassigned to the Assignor all of our rights and interest of every kind to, in or in connection with the Insurances under the Assignment and, with effect from the date of this Notice, we have no further interest in or claim over the Insurances.

for and on behalf of

THE GOVERNOR AND COMPANY

OF THE BANK OF IRELAND

Dated:                             2016

6

PART C

notice of reassignment of EARNINGS

re m.v. “KIND SEAS” (the “Ship”)

We, THE GOVERNOR AND COMPANY OF THE BANK OF IRELAND, the assignee of all rights and interest of every kind of Fairplay Maritime Ltd. of the Republic of The Marshall Islands (the “Assignor”) to, in or in connection with the earnings of the Ship (the “Earnings”) pursuant to a deed of first priority assignment dated 31 March 2009 and made between (i) the Assignor as assignor and (ii) ourselves as assignee (the “Assignment”) GIVE NOTICE that we have reassigned to the Assignor all of our rights and interest of every kind to, in or in connection with the Earnings under the Assignment and, with effect from the date of this Notice, we have no further interest in or claim over the Earnings.

for and on behalf of

THE GOVERNOR AND COMPANY

OF THE BANK OF IRELAND

Dated:                             2016

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PART D

notice of reassignment of insurances (Approved MANAGER)

re m.v. “KIND SEAS” (the “Ship”)

We, THE GOVERNOR AND COMPANY OF THE BANK OF IRELAND, the assignee of all rights, title and interest of every kind of Allseas Marine S.A. of the Republic of Liberia (the “Assignor”) to, in or in connection with all policies and contracts of insurance, including claims of whatsoever nature and return of premiums (the “Insurances”) in respect of the Ship pursuant to a first priority assignment dated 31 March 2009 and made between (i) the Assignor as commercial and technical manager of the Ship and (ii) ourselves as assignee (the “Assignment”) GIVE NOTICE that we have reassigned to the Assignor all of our rights, title and interest of every kind to, in or in connection with the Insurances under the Assignment and, with effect from the date of this Notice, we have no further interest in or claim over the Insurances.

for and on behalf of

THE GOVERNOR AND COMPANY

OF THE BANK OF IRELAND

Dated:                             2016

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